Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275447) and Form S-8 (Nos. 333-285057, 333-239042, 333-253998, 333-263175, 333-269371 and 333-277518) of Shift4 Payments, Inc. of our report dated June 5, 2024 relating to the consolidated financial statements of Global Blue Group Holding AG, which appears in this Current Report on Form 8-K of Shift4 Payments, Inc.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland

April 30, 2025